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                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                      FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                     ACT OF 1934

DATE OF REPORT      June 8, 1998


                                 _________________


                                    YAHOO! INC.

               (Exact name of registrant as specified in its charter)

                                      0-26822
                              (Commission File Number)

  California                              77-0398689
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)


                              3420 Central Expressway
                           Santa Clara, California 95051
              (Address of principal executive offices, with zip code)


                                   (408) 731-3300
                (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS

     On June 8, 1998, Yahoo! Inc., a California corporation ("Yahoo!") announced that it had entered into an Agreement and Plan of Merger ("Agreement") by and among Yahoo!, XY Acquisition Corporation, a wholly-owned subsidiary of Yahoo!, and Viaweb Inc., a Delaware corporation ("Viaweb"). At the effective time of the merger, all outstanding shares of Viaweb capital stock and options to purchase Viaweb capital stock will be converted into 454,734 shares and options to purchase shares of Yahoo! Common Stock. All outstanding options to purchase Viaweb stock will be assumed by Yahoo! and converted into options to purchase Yahoo! Common Stock, with such conversion based on an exchange ratio determined pursuant to the Agreement. Yahoo! has agreed promptly to file a registration statement with the Securities and Exchange Commission to permit the resale of the shares issued in the Merger. A copy of Yahoo!'s press release announcing the merger is attached as Exhibit
99.1 hereto and incorporated by reference herein.

     The press release filed as an exhibit to this report includes "safe harbor" language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about the Company's business contained in the press release are "forward-looking" rather than "historic." The press release also states that a more thorough discussion of factors affecting the Company's operating results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, and the Company's other reports filed with the Securities and Exchange Commission.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

          99.1     Press Release dated June 8, 1998.

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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              YAHOO! INC.


Date:  June 8, 1998           By: /s/ Gary Valenzuela
                                 -------------------------------
                                 Gary Valenzuela
                                 Senior Vice President, Finance and
                                 Administration, and Chief Financial Officer
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                                YAHOO! INC.

                             INDEX TO EXHIBITS


Exhibit Number                                    Description
--------------                                    -----------
99.1                  Press release dated June 8, 1998.